UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 27, 2026, Glucotrack, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”), which announced a 1-for-15 reverse stock split of the Company’s common stock, par value $0.001 per share, effective with the opening of trading on August 31, 2026. The Press Release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer